Exhibit 10.7

COMMERCIAL SECURITY AGREEMENT

THIS COMMERCIAL SECURITY AGREEMENT dated November 30, 2007, is made and executed between 3-D SERVICE, LTD., an Ohio limited liability company with its principal place of business at 800 Nave Road, S.E., Massillon, Ohio 44646 (“Grantor”) and X GEN III, LTD., an Ohio limited liability company with its principal place of business at 3029 Prospect, Cleveland, Ohio 44115 (“Lender”).

GRANT OF SECURITY INTEREST.  For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement.  The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Collateral.  The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Event of Default.  The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor.  The word “Grantor” means 3-D Service, Ltd.

Indebtedness.  The word "Indebtedness" means the indebtedness evidenced by the promissory note of Grantor to Lender dated on or about November 30, 2007 (“Note”), including all principal and interest thereon together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement.

Lender.  The word “Lender” means X GEN III, LTD., its successors and assigns.

Property.  The word “Property” means all of Grantor’s right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents.     The words “Related Documents” mean that certain lease between 3D3E, Ltd., an Ohio limited liability company, landlord, and Magnetech Industrial Services, Inc., an Indiana corporation, tenant, entered into on or about the 30th day of November 2007 and the Commercial Security Agreement entered into between Grantor and BDeWees, Inc., an Ohio limited liability company, on or about November 30, 2007.

COLLATERAL DESCRIPTION.  The word ‘Collateral” as used in this Agreement means the following described property, whether now or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under this Agreement:

All of 3-D Service, Ltd.’s machinery, equipment, tools and dies, hand tools, motor vehicles, rolling stock, leasehold improvements, furniture, supplies, office equipment, computers and other data processing hardware, improvements, parts and other tangible personal property used or held for use in the operation of 3-D Service, Ltd., whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property; along with:

(A)	All accessions, attachments, accessories, tools, parts, replacements of and additions to any of the Collateral described herein, whether added new or later.

(B)
All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section and sums due from a third party who has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.  With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest.  Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender’s interest in the Collateral.  Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting Collateral, and Grantor will note Lender’s interest upon any and all chattel paper and instruments if not delivered to possession by Lender.

Notices to Lender.  Grantor will promptly notify Lender in writing at Lender’s address shown above (or such other address as Lender may designate from time to time) prior to any (1) change in Grantor’s name; (2) change in Grantor’s assumed business name; (3) change in the authorized signer(s); (4) change in Grantor’s principal office address; (5) change in Grantor’s principal residence; (6) conversion of Grantor to a new or different type of business entity; or (7) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender.  No change in Grantor’s name or principal residence will take effect until after Lender has received notice.

No Violation.  The execution, and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party.

Location of the Collateral.  Except in the ordinary course of Grantor’s business, Grantor agrees to keep the Collateral at Grantor’s address shown above or at such other locations as are acceptable to Lender.  Upon Lender’s request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor’s operations, including without limitation the following:  (1) All real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral.  Except in the ordinary course of Grantor’s business, Grantor shall not remove the Collateral from its existing location without Lender’s prior written consent.  To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Ohio other than in the ordinary course of business, without Lender’s prior written consent.  Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral.  Except for inventory sold or accounts collected in the ordinary course of Grantor’s business, or as otherwise provided for in this Agreement, Grantor shall not sell, or otherwise transfer or dispose of the Collateral.  Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, the security interest in favor of BDeWees, Inc., and any lien, security interest, encumbrance or charge in favor of Wells Fargo Bank National Association, without the prior written consent of Lender.  Lender shall sign and deliver a form of Subordination Agreement substantially similar to the form of Subordination Agreement attached hereto as Exhibit A unless such form of Subordination Agreement does not permit scheduled and final payments of interest and principal under the Note and does not permit Grantor to exercise any right of set off against the Note.  Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other fund; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition.  Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title.  Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement.  Except for financing statements in favor of Grantor’s commercial lenders, no financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented.  Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance.  Grantor agrees to keep and maintain, and to cause others to keep and maintain that portion of the Collateral necessary to the proper operation of Grantor’s business in good order, repair and condition at all times while this Agreement remains in effect.  Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may either attach to or be filed against the Collateral.

Inspection of Collateral.  Lender and Lender’s designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens.  Grantor will pay when due all taxes, assessments, and liens upon the Collateral, its use or operations, upon this Agreement, or upon any promissory note or notes evidencing the Indebtedness.  Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s sole opinion.  If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral.  In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.  Grantor shall name Lender as an additional obligee under any security bond furnished in the contest proceedings.  Grantor further agrees to furnish Lender with evidence that such taxes, assessments and governmental and other charges have been paid in full and in a timely manner.  Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements.  Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral.

Maintenance of Casualty Insurance.  Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender.  Grantor, upon, request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least twenty (20) days prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person.  Grantor will provide Lender with such loss payable or other endorsements as Lender may require.  If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds.  Grantor shall promptly notify Lender of any loss or damage to the Collateral, whether or not such casualty or loss is covered by insurance. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral.  Lender consents to repair or replacement of the damaged or destroyed Collateral.  Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration.  Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reports.  Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy.

Financing Statements.  Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest.  At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property.  Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is an Event of Default. If Grantor changes Grantor's name or address, Grantor will promptly notify the Lender of such change.

GRANTOR’S RIGHT TO POSSESSION.  Until an Event of Default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral.  If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care.  Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand or (B) be added to the balance of the Note.  The Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Grantor fails to make any payment when due under the Indebtedness.

Other Defaults.  Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

FalseStatements.  Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency.  The insolvency of Grantor, the appointment of a receiver for any part of Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any: creditor of Grantor or by any governmental agency against any Collateral securing the Indebtedness.  However, this Event of Default shall not apply if there is a good faith dispute by Grantor, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Sale of Interest.   There is any sale or transfer of ownership (not including transfer to Magnetech Industrial Services, Inc. or MISCOR Group, Ltd. or an affiliate of Magnetech or MISCOR) of a controlling interest in the Grantor without payment to Lender of all principal and interest due under the Note or, alternatively, Lender’s prior written consent.

RIGHTS AND REMEDIES ON DEFAULT.  If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall .have all the rights of a secured party under the Ohio Uniform Commercial Code.  In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness.  Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Assemble-Collateral.  Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any evidence of title and other documents relating to the Collateral.   Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender.  Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral.  If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral.  Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof at Lender's own name or that of Grantor.  Lender may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made.  However, no .notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale.  The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral including, without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the rate of the Note from date of expenditure until repaid.

Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of the Collateral, with the power to protect and preserve the Collateral, to operate the preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.

Collect Revenues, Apply Accounts.  Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.  Lender may at any time in Lender’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine.  Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due.  For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency.  If Lender chooses to sell all or any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.  Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies.  Lender shall have all the rights and remedies of a secured creditor in the provisions of the Uniform Commercial Code, as may be amended from time to time.  In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Reasonable attorneys’ fees and costs shall be awarded to the prevailing party in the event of litigation involving the enforcement or interpretation of this Agreement.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law.  This Agreement will be governed by the laws of the State of Ohio without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the State of Ohio.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address.  For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address.  Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Power of Attorney.  Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties.  Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement.  Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns.  Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties.  All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED NOVEMBER 30, 2007.

GRANTOR:     3-D SERVICE , LTD.

By	/s/ John A. Martell,
John A. Martell, Chairman of Board